Calculation of Filing Fee Tables
F-10
ROGERS COMMUNICATIONS INC
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Debt	Debt Securities	457(o)
		Equity	Preferred Shares	457(o)
		Other	Guarantees of Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 4,000,000,000.00	0.0001381	$ 552,400.00
Fees Previously Paid
			Total Offering Amounts:				$ 4,000,000,000.00		$ 552,400.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 552,400.00
Offering Note
[1]	Footnote to Amount Registered, Proposed Maximum Offering Price Per Unit and Amount of Registration Fee (Security Type - Debt, Equity): (1) There are being registered under this Registration Statement (the "Registration Statement") such indeterminate number of (i) debt securities of Rogers Communications Inc., (ii) preferred shares of Rogers Communications Inc., and (iii) guarantees of Rogers Communications Canada Inc. (and the guarantees of such guarantees by Rogers Communications Inc.) (collectively, the "Securities," and each a "Security") as shall have an aggregate initial offering price not to exceed $4,000,000,000. The proposed maximum initial offering price per Security will be determined, from time to time, by Rogers Communications Inc. and Rogers Communications Canada Inc. ("the Registrants") in connection with the sale of the Securities under this Registration Statement. Footnote to Amount of Registration Fee - (Security Type - Other): (2) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933 (as amended, the "Securities Act"), no additional registration fee is payable in respect of the guarantees registered hereunder. Footnote to Maximum Aggregate Offering Price: (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A